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(303) 974-6546 jamie.hansen@hklaw.comJamie J. Hansen
Exhibit 5.1

April 6, 2023

Board of Directors Enterprise Financial Services Corp 150 North Meramec Clayton, Missouri 63105
Re:    Registration Statement on Form S-3 of Enterprise Financial Services Corp

Dear Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by Enterprise Financial Services Corp, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company, or resales by the holder thereof, from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of one or more classes or series of the following securities of the Company: (i) shares of common stock, $0.01 par value per share (“Common Shares” and Common Shares to be offered and sold by the Company in a primary offering, “Primary Common Shares”), (ii) shares of preferred stock, $0.01 par value per share (“Preferred Shares”), (iii) depositary shares of the Company representing fractional interests in Debt Securities (as defined below) or fractional Common Shares or Preferred Shares (“Depositary Shares”); (iv) debt securities of the Company which may be senior or subordinated, secured or unsecured, which may be convertible into Common Shares or Preferred Shares (“Debt Securities”), and which may be issued in one or more series under one or more indentures or supplemental indentures (the “Indentures”); (v) rights to purchase Common Shares, Preferred Shares, Depositary Shares, Debt Securities or other securities the Company may offer using the Prospectus (as defined below) (“Rights to Purchase Securities”); (vi) purchase contracts representing contracts obligating holders to purchase from or sell to the Company, or obligating the Company to purchase from or sell to the holders, Common Shares, Preferred Shares, Depositary Shares or Debt Securities (“Purchase Contracts”); (vii) warrants to acquire Common Shares, Preferred Shares, Depositary Shares or Debt Securities or any combination of these securities (“Warrants”); (viii) units comprised of one or more of any of the foregoing (“Units”); and (ix) Common Shares to be offered and sold by one or more selling securityholders to be issued in the future in one or more offerings not registered under the Securities Act (the “Resale Securities”), and such indeterminate amount of each of the foregoing as may be issued from time to time upon settlement, exercise, conversion or exchange, or otherwise pursuant to the terms of, of any of the foregoing, including pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of such issuance. Primary Common Shares, Preferred Shares, Depositary Shares, Debt Securities, Rights to Purchase Securities, Purchase Contracts, Warrants and Units are collectively referred to herein as the “Primary Securities.” The Primary Securities and the Resale Securities are collectively referred to herein as the “Securities.”

Atlanta | Austin | Birmingham | Boston | Century City | Charlotte | Chattanooga | Chicago | Dallas | Denver | Fort Lauderdale
Fort Worth | Houston | Jacksonville | Los Angeles | Miami | Nashville | New York | Orange County | Orlando | Philadelphia
Portland | Richmond | San Francisco | Stamford | Tallahassee | Tampa | Tysons
Washington, D.C. | West Palm Beach

Algiers | Bogotá | London | Mexico City | Monterrey

April 6, 2023

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Primary Securities may be offered and sold by the Company from time to time on a delayed or continuous basis and the Resale Securities may be offered and sold by certain selling securityholders (the “Selling Securityholders”) from time to time on a delayed or continuous basis, all as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In connection with the issuance of this opinion letter, we have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such corporate records, certificates of public officials, instruments and other documents as we have deemed necessary or appropriate for the purposes of this opinion. In such examination and in rendering this opinion, we have assumed, without inquiry or other investigation: (a) the legal capacity of each natural person executing the agreements described in this opinion letter; (b) the authenticity of original documents and the genuineness of all signatures; (c) the conformity to the originals of all documents submitted to us as copies; (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, agreements, instruments, certificates and other documents we have reviewed; (e) that there has been no undisclosed waiver of any right, remedy or provision contained in such documents; (f) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act (and will remain effective at the time of issuance, sale or resale, as applicable, of any Securities thereunder); (g) a Prospectus Supplement will have been timely filed with the Commission describing the Securities offered thereby; (h) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (i) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (j) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (k) with respect to Common Shares or Preferred Shares offered, there will be sufficient Common Shares or Preferred Shares authorized under the Company’s organizational documents and not otherwise reserved for issuance. We also have assumed that the execution and delivery by the Company of, and the performance of its obligations pursuant to, the Securities will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its subsidiaries is subject; (ii) any law, rule or regulation to which the Company or any of its subsidiaries is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that:

1.    With respect to any Primary Common Shares to be offered by the Company pursuant to the Registration Statement (including any Common Shares that may be issued as part of Units or upon settlement, exercise, conversion or exchange, or otherwise pursuant to the terms, of any other Securities) (the “Offered Primary Common Shares”), when (i) the Registration Statement has become effective under the Securities Act, (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Primary Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Company’s board of directors (the “Board”), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Primary Common Shares, the consideration to be received therefor and related matters (and such action is in full force and effect at all

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times at which the Offered Common Shares are offered or sold by the Company), (iv) the terms of the issuance and sale of the Offered Primary Common Shares have been duly established in conformity with the organizational documents of the Company, so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (v) certificates in the form required under the laws of the State of Delaware representing the Offered Primary Common Shares are duly executed, countersigned, registered and delivered, or such Offered Primary Common Shares are credited in the Direct Registration System of the Depository Trust Company (“DTC”), upon payment of the agreed upon consideration therefor, the Offered Primary Common Shares, when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Primary Common Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will have been duly authorized, and such shares will be validly issued, fully paid and non-assessable.

2.    With respect to any Preferred Shares to be offered by the Company pursuant to the Registration Statement (including any Preferred Shares that may be issued as part of Units or upon settlement, exercise, conversion or exchange, or otherwise pursuant to the terms, of any other Securities) (the “Offered Preferred Shares”), when (i) the Registration Statement has become effective under the Securities Act, (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, terms and sale of the Offered Preferred Shares, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Preferred Shares are offered or sold by the Company), (iv) a certificate of designation conforming to the laws of the State of Delaware regarding such series of Preferred Shares has been filed with, and accepted for record by, the Secretary of State of the State of Delaware, (v) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the terms of the particular series as established by the Board, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) certificates in the form required under the laws of the State of Delaware representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered, or such Offered Preferred Shares are credited in the Direct Registration System of DTC, upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

3.    With respect to the Depositary Shares to be offered by the Company pursuant to the Registration Statement (including any Depositary Shares that may be issued as part of Units or upon settlement, exercise, conversion or exchange, or otherwise pursuant to the terms, of any other Securities) (the “Offered Depositary Shares”), when (i) the Registration Statement has become effective under the Securities Act, (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, terms and sale of the Offered Depositary Shares, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Depositary Shares are offered or sold by the Company), (iv) the deposit agreement with respect to the Offered Depositary Shares (the “Deposit Agreement”) has been duly authorized, executed and delivered by the Company, the applicable depositary appointed by the Company and the other parties thereto, (v)

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the depositary receipts representing the Depositary Shares have been duly executed, authenticated or countersigned, registered, issued and delivered in accordance with the terms of the applicable Deposit Agreement (assuming the Offered Securities issuable upon exercise of the Depositary Agreement have been duly authorized and reserved for issuance by all necessary corporate action), and (vi) the Common Shares, Preferred Shares or Debt Securities relating to such Depositary Shares have been duly authorized for issuance and the Company has received payment in full of the cash or other lawful consideration provided to be paid for the Depositary Shares, then the Depositary Shares will constitute binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.    With respect to any Debt Securities to be offered by the Company pursuant to the Registration Statement (including any Debt Securities that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities that may be issued under the Applicable Indenture (as defined below) relating to such Debt Securities) (the “Offered Debt Securities”), when (i) the Registration Statement has become effective under the Securities Act and the applicable Indenture, including any applicable supplemental Indentures, in respect to the Offered Debt Securities (the “Applicable Indenture”) has been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters (and such action is in full force and effect at all times at which the Offered Debt Securities are offered or sold by the Company), (iv) the Applicable Indenture has been duly authorized, executed and delivered by each party thereto, (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Applicable Indenture and reflected in appropriate documentation and, if applicable, executed and delivered by each party thereto, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Offered Debt Securities have been issued in a form that complies with, and have been duly executed and authenticated in accordance with, the provisions of the Applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the Applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.    With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (including any Warrants that may be issued as part of Units or upon settlement, exercise, conversion or exchange, or otherwise pursuant to the terms, of any other Securities) (the “Offered Warrants”), when (i) the Registration Statement has become effective under the Securities Act, (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Warrants, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Warrants are offered or sold by the Company), (iv) the warrant agreement with respect to the Offered Warrants (the “Warrant Agreement”), if any, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the

April 6, 2023

issuance and sale of the Offered Warrants have been duly established in conformity with the Warrant Agreement, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Common Stock, Preferred Stock, Depositary Shares and/or Debt Securities relating to such Warrants have been duly authorized for issuance, and (vii) the Offered Warrants have been duly executed and delivered against payment of the agreed-upon consideration therefor, pursuant to the Warrant Agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Warrants will have been duly authorized, and such Offered Warrants will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.    With respect to any Rights to Purchase Securities to be offered by the Company pursuant to the Registration Statement (including any Rights to Purchase Securities that may be issued as part of Units or upon settlement, exercise, conversion or exchange, or otherwise pursuant to the terms, of any other Securities) (the “Offered Rights”), when (i) the Registration Statement has become effective under the Securities Act, (ii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Rights, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Rights are offered or sold by the Company), (iii) the purchase agreement with respect to the Offered Rights (the “Rights Agreement”) has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Primary Common Shares, Preferred Shares, Debt Securities and/or Depositary Shares relating to such Rights to Purchase Securities have been duly authorized for issuance, and (v) certificates, if any, representing the Offered Rights are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Rights, when issued or sold in accordance with the applicable Rights Agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7.    With respect to any Purchase Contracts to be offered by the Company pursuant to the Registration Statement (including any Purchase Contracts that may be issued as part of Units or upon settlement, exercise, conversion or exchange, or otherwise pursuant to the terms, of any other Securities) (the “Offered Purchase Contracts”), when (i) the Registration Statement has become effective under the Securities Act, (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Purchase Contracts, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Purchase Contracts are offered or sold by the Company), (iv) the purchase contract agreement with respect to the Offered Purchase Contracts (the “Purchase Contract Agreement”) has been duly authorized, executed and delivered by the Company, and the applicable agent appointed by the Company and the other parties thereto, (v) the Primary Common Shares, Preferred Shares, Depositary Shares and/or Debt Securities relating to such Purchase Contracts have been duly authorized for issuance, and (vi) certificates, if any, representing the Offered Purchase Contracts are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Purchase Contracts, when issued or sold in accordance with the applicable Purchase Contract Agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and

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similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8.    With respect to any Units to be offered by the Company pursuant to the Registration Statement (including Units that may be issued upon settlement, exercise, conversion or exchange, or otherwise pursuant to the terms, of any other Securities) (the “Offered Units”), when (i) the Registration Statement has become effective under the Securities Act, (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Units, the consideration to be received therefor and related matters (and such action is in full force and effect at all times at which the Offered Units are offered or sold by the Company), (iv) the unit agreement with respect to the Offered Units (the “Unit Agreement”), if any, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the issuance and sale of the Offered Units have been duly established in conformity with such Unit Agreement, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Offered Units have been duly executed and delivered against payment therefor, pursuant to the Unit Agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement,, the Offered Units will have been duly authorized, and such Offered Units will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

9.    The Resale Securities that may be sold by Selling Securityholders in reliance on the Registration Statement are, or, upon due execution and delivery on behalf of the Company of certificates therefor or upon credit of such Resale Securities in the Direct Registration System of DTC, will be, validly issued, fully paid and nonassessable.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that (a) the other party or parties under the Deposit Agreement for any Offered Depositary Shares, the Applicable Indenture for any Offered Debt Securities, the Warrant Agreement for any of the Offered Warrants, the Rights Agreement for any Offered Rights, the Purchase Contract Agreement for any Offered Purchase Contracts, and the Unit Agreement for any of the Offered Units, along with any other underwriting, purchase or agency agreement referenced herein, in the case of an entity, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) such other party is duly qualified to engage in the activities contemplated by such Indenture or agreement, as applicable; (c) such Indenture or agreement, as applicable, has been duly authorized, executed and delivered by such other party or parties and constitutes the legal, valid and binding obligation of the other party or parties, enforceable against the other party or parties in accordance with its terms; (d) such other party or parties are in compliance with respect to performance of its or their obligations under such Indenture or agreement, as applicable, with all applicable laws and regulations; and (e) such other party or parties have the requisite organizational and legal power and authority to perform its or their obligations under such Indenture or agreement, as applicable.

The opinions rendered herein are limited to the General Corporation Law of the State of Delaware, including all Delaware statutes and all Delaware court decisions that affect the interpretation of the General Corporation Law, and the laws of the State of New York as of the date hereof. Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action,

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judicial decision or otherwise. We express no opinion as to federal law, including the federal securities laws, state securities (or “blue sky”) laws of the laws of any other jurisdiction, and the opinions set forth herein are qualified in that respect. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraphs above.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and any supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely yours,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP